                                                                  EXHIBIT 99.1


BELDEN & BLAKE CORPORATION
NEWS RELEASE
5200 Stoneham Road o North Canton, Ohio 44720 o (330) 499-1660 o
FAX (330) 497-5463

CONTACT: Robert W. Peshek                                 FOR IMMEDIATE RELEASE
         Senior Vice President and CFO                    August 12, 2004
         e-mail: bpeshek@beldenblake.com

                      BELDEN & BLAKE CORPORATION ANNOUNCES
                    2004 SECOND QUARTER AND SIX-MONTH RESULTS

         NORTH CANTON, OH -- Belden & Blake Corporation (the "Company") today reported income from continuing operations of $2.6 million for the second quarter of 2004, compared to income from continuing operations of $2.5 million for the second quarter of 2003. Total revenues increased $2.0 million to $25.7 million in the second quarter of 2004 compared to $23.7 million during the same period in 2003.

         On July 7, 2004, the Company, Capital C Energy Operations, L.P., a Delaware limited partnership ("Capital C"), and Capital C Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of Capital C ("Merger Sub"), completed a merger pursuant to which Merger Sub was merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Capital C. Capital C is an affiliate of Carlyle/Riverstone Global Energy and Power Fund II, L.P. The transaction will be accounted for as a purchase in the third quarter of 2004.

         Prior to the Merger, the Company disposed of substantially all of its Trenton Black River ("TBR") assets for approximately $68.4 million in cash on June 25, 2004. The Company also sold its Arrow Oilfield Services ("Arrow") assets in the second quarter of 2004 for approximately $4.2 million. The dispositions of the TBR and Arrow assets are classified as discontinued operations.

         Substantially concurrent with the closing of the Merger, the Company redeemed its $225 million 9 7/8% Senior Subordinated Notes and issued $192.5 million 8.75% Senior Secured Notes due 2012. The Company also replaced its credit facility with a new senior secured credit agreement providing for a $100 million term facility, a $30 million revolving credit facility and a $40 million letter of credit facility. The Company also entered into a substantial long-term hedging arrangement on its oil and gas production through December 31, 2013 with
J. Aron & Company.

         During the quarter ended June 30, 2004, natural gas volumes from continuing operations increased seven percent to 3.8 Bcf from 3.6 Bcf in the second quarter of 2003 resulting in an increase in gas sales revenues of approximately $1.2 million. The gas volume increase was primarily due to the production from wells drilled in 2003 and 2004 and enhancements conducted on existing wells to capitalize on the high commodity price environment. Oil volumes decreased 10,000 barrels from 102,000 barrels in the second quarter of 2003 to 92,000 barrels in the second quarter of 2004. The average price realized for the Company's natural gas in the second quarter of 2004 was $5.17 per Mcf (thousand cubic feet) -- which is consistent with prices received for the Company's natural gas during the same time period in 2003. As a result of the Company's hedging activities, gas sales revenues were decreased by $1.28 per Mcf in the second quarter of 2004 and decreased by $0.68 per Mcf in the second quarter of 2003. Average oil prices during the second quarter increased $8.35 per barrel, to $34.94 per barrel compared to the same period in 2003. The higher price received resulted in increased oil sales revenues by approximately $770,000 over the 2003 second-quarter period.


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         Income from continuing operations for the six months ended June 30,
2004, increased $1.7 million to $4.9 million versus income from continuing operations of $3.2 million in the first six months of 2003. This increase was primarily due to higher oil and gas revenues compared to the same period in 2003.

         Cash flow from continuing operations was $18.6 million for the six months ended June 30, 2004, compared to $9.6 million for the same period in 2003 due to increased oil and gas revenues of $4.6 million and changes in working capital items of $5.8 million. Revenues from continuing operations for the first six months of 2004 increased nine percent to $50.8 million compared to $46.6 million for the same period in 2003.

         During the six months ended June 30, 2004, the Company produced 7.7 Bcf (billion cubic feet) of natural gas from continuing operations compared to its natural gas production of 7.0 Bcf for the comparable period in 2003. This increase resulted in additional gas sales revenues of approximately $3.3 million. Oil volumes decreased 14,000 barrels to 189,000 barrels in 2004 compared to the same period in 2003. The average price paid for the Company's natural gas during the six months of 2004 increased $0.10 per Mcf to $5.07 per Mcf compared to 2003. As a result of the Company's hedging activities, gas sales revenues were decreased by $1.10 per Mcf in the first six months of 2004 and decreased by $1.21 per Mcf in the first six months of 2003. Average oil prices increased $5.13 per barrel to $33.46 per barrel compared to the same period a year ago resulting in increased oil sales revenues of approximately $1.0 million.

         During the first six months of 2004, the Company spent approximately $11 million on its drilling and other capital expenditures related to continuing operations. The Company drilled 41 gross (37.4 net) development wells, all of which were successfully completed as producers in the target formation. The cost excludes approximately $300,000 related to 2 gross (1.2 net) shallow exploratory wells in progress as of June 30, 2004. If these wells are determined to be dry holes, the cost will be charged to exploratory dry hole expense in subsequent periods.

         The operational outlook for the remainder of the year is based on the Company's focus on low-risk drilling in the highly developed or blanket formations of the Appalachian and Michigan Basins. In the second half of 2004, the Company plans to spend approximately $12.5 million on its drilling and other capital expenditures related to continuing operations. The Company plans to drill 61 wells primarily in the Medina, Clarendon, Coalbed Methane and Antrim formations in the Company's area of operations during the second half of the year. The Company intends to finance its remaining 2004 capital expenditures through its cash on hand and available cash flow.

         The following table includes estimates of continuing operations for the third and fourth quarters of the year with respect to production volumes, associated operating expenses and general and administrative expenses. The estimates are based on current expectations and currently available information as of August 6, 2004. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following estimates.

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
                                                                       ESTIMATED
-----------------------------------------------------------------------------------------------------------------
                                                     QUARTER ENDING                             YEAR ENDING
----------------------------------------------------------------------------------------------------------------
(unaudited, dollars in millions    March 31,   June 30,     September 30,    December 31,       December 31,
except as noted)                     2004        2004           2004            2004               2004
-----------------------------------------------------------------------------------------------------------------
Production
-----------------------------------------------------------------------------------------------------------------
   Gas (Mmcf)                        3,879       3,818     3,760 - 3,874    3,812 - 3,929      15,269 - 15,500
-----------------------------------------------------------------------------------------------------------------
   Oil (Mbbls)                          97          92        98 - 102        102 - 106           389 - 397
-----------------------------------------------------------------------------------------------------------------
   Total production (Mmcfe)          4,458       4,370     4,348 - 4,486    4,424 - 4,565      17,603 - 17,882
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Production expense per Mcfe          $1.21       $1.27      $1.14 - 1.18    $1.13 - 1.17        $1.19 - 1.21
-----------------------------------------------------------------------------------------------------------------
Production taxes per Mcfe            $0.15       $0.15      $0.15 - 0.16    $0.15 - 0.16        $0.15 - 0.16
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Exploration expense                  $ 1.3       $ 1.4      $ 1.4 - 1.5     $ 1.2 - 1.3         $ 5.3 - 5.5
-----------------------------------------------------------------------------------------------------------------
General and
administrative expense               $ 1.2       $ 1.3      $ 1.1 - 1.2     $ 1.1 - 1.2         $ 4.7 - 4.9
-----------------------------------------------------------------------------------------------------------------

         Commenting on the Company's six-month results, Frost Cochran, President and Chief Executive Officer said, "We are pleased with the operational and financial performance of Belden & Blake through the first half of the year. The Company stayed focused on its operations while completing a complex and unique merger with Capital C. This is reflected in these positive second quarter results. With plenty of liquidity, capital and commodity price stability, the Company is well positioned to capitalize on its extensive low-risk drilling inventory for many years to come. We are excited about the future of our organization."

         The Company will host a conference call on Friday, August 13 at 10:00 a.m. ET to review its results. To participate, please dial (888) 396-2369 about 5-10 minutes prior to the start of the call and enter the Participant Passcode of 77882579. A simultaneous webcast of the call may be accessed through CCBN's Investor Distribution Network for both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The webcast will be archived for replay for 60 days. A telephonic replay of the call will be available through August 20 at (888) 286-8010. The conference Passcode for the replay is 84637479.

         The information in this release includes forward-looking statements that are made pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Belden & Blake are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements contained herein. These risks and uncertainties include, but are not limited to, the Company's access to capital, the market demand for and prices of oil and natural gas, the Company's oil and gas production and costs of operation, results of the Company's future drilling activities, the uncertainties of reserve estimates and environmental risks. These and other risks are described in the Company's 10-K and 10-Q reports and other filings with the Securities and Exchange Commission.

         Belden & Blake Corporation engages in the exploitation, development and production of natural gas and oil, and the gathering of natural gas in the Appalachian and Michigan Basins (a region which includes Ohio, Pennsylvania, New York, and Michigan).


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                           BELDEN & BLAKE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      JUNE 30,   DECEMBER 31,
                                                                        2004        2003
                                                                     ---------    ---------
                                                                          (UNAUDITED)
ASSETS
------

CURRENT ASSETS
 Cash and cash equivalents                                           $  45,616    $   1,428
 Accounts receivable, net                                               17,731       14,270
 Inventories                                                               701          780
 Deferred income taxes                                                   9,859        6,853
 Other current assets                                                    1,912        2,353
 Fair value of derivatives                                                 733          319
 Assets of discontinued operations                                       3,721       22,230
                                                                     ---------    ---------
           TOTAL CURRENT ASSETS                                         80,273       48,233

PROPERTY AND EQUIPMENT, AT COST

 Oil and gas properties (successful efforts method)                    463,403      452,167
 Gas gathering systems                                                  15,255       15,264
 Land, buildings, machinery and equipment                               13,076       13,173
                                                                     ---------    ---------
                                                                       491,734      480,604
 Less accumulated depreciation, depletion and amortization             258,539      250,162
                                                                     ---------    ---------
           PROPERTY AND EQUIPMENT, NET                                 233,195      230,442
FAIR VALUE OF DERIVATIVES                                                  528          755
OTHER ASSETS                                                             5,371        5,881
                                                                     ---------    ---------
                                                                     $ 319,367    $ 285,311
                                                                     =========    =========
LIABILITIES AND SHAREHOLDERS' DEFICIT
-------------------------------------

CURRENT LIABILITIES
 Accounts payable                                                    $   3,931    $   4,873
 Accrued expenses                                                       17,839       12,726
 Current portion of long-term liabilities                                  665          729
 Fair value of derivatives                                              23,182       14,765
 Liabilities of discontinued operations                                  4,378        3,811
                                                                     ---------    ---------
             TOTAL CURRENT LIABILITIES                                  49,995       36,904

LONG-TERM LIABILITIES
 Bank and other long-term debt                                          23,954       47,503
 Senior subordinated notes                                             225,000      225,000
 Other                                                                   4,264        4,108
                                                                     ---------    ---------
                                                                       253,218      276,611

FAIR VALUE OF DERIVATIVES                                                9,853        9,723
DEFERRED INCOME TAXES                                                   34,726       19,413

SHAREHOLDERS' DEFICIT
 Common stock without par value; $.10 stated value per share;
  authorized 58,000,000 shares; issued 10,675,428 and 10,610,450 shares (which includes 221,888 and 214,593 treasury shares,
  respectively)                                                          1,045        1,040
 Paid in capital                                                       108,640      107,633
 Deficit                                                              (117,085)    (150,656)
 Accumulated other comprehensive loss                                  (21,025)     (15,357)
                                                                     ---------    ---------
             TOTAL SHAREHOLDERS' DEFICIT                               (28,425)     (57,340)
                                                                     ---------    ---------
                                                                     $ 319,367    $ 285,311
                                                                     =========    =========



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Page 5

                           BELDEN & BLAKE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (UNAUDITED, IN THOUSANDS)

                                                                THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                                ---------------------------    -------------------------
                                                                    2004         2003              2004        2003
                                                                  -------      --------          --------    --------
REVENUES
   Oil and gas sales                                              $22,945      $ 21,250          $ 45,307    $ 40,677
   Gas gathering and marketing                                      2,474         2,244             5,057       5,495
   Other                                                              329           240               458         400
                                                                  -------      --------          --------    --------
                                                                   25,748        23,734            50,822      46,572

EXPENSES
   Production expense                                               5,545         4,766            10,951       9,322
   Production taxes                                                   648           656             1,300       1,329
   Gas gathering and marketing                                      2,300         1,929             4,533       5,236
   Exploration expense                                              1,369         1,589             2,717       3,241
   General and administrative expense                               1,265         1,096             2,500       2,270
   Franchise, property and other taxes                                 45            49               115         105
   Depreciation, depletion and amortization                         4,535         4,121             9,089       8,151
   Accretion expense                                                  100            80               195         162
   Derivative fair value (gain) loss                                   11          (451)             (321)       (174)
                                                                  -------      --------          --------    --------
                                                                   15,818        13,835            31,079      29,642
                                                                  -------      --------          --------    --------
OPERATING INCOME                                                    9,930         9,899            19,743      16,930

OTHER EXPENSE
   Interest expense                                                 6,112         6,036            12,184      11,941
                                                                  -------      --------          --------    --------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE              3,818         3,863             7,559       4,989
   Provision for income taxes                                       1,240         1,406             2,615       1,813.
                                                                  -------      --------          --------    --------
INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                         2,578         2,457             4,944       3,176
Income (loss) from discontinued operations, net of tax             28,941          (845)           28,627      (1,193)
                                                                  -------      --------          --------    --------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                            31,519         1,612            33,571       1,983
Cumulative effect of change in accounting principle, net of tax        --            --                --       2,397
                                                                  -------      --------          --------    --------
NET INCOME                                                        $31,519      $  1,612          $ 33,571    $  4,380
                                                                  =======      ========          ========    ========

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Page 6

                           BELDEN & BLAKE CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)


                                                                        SIX MONTHS ENDED JUNE 30,
                                                                        -------------------------
                                                                           2004          2003
                                                                         ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Income from continuing operations                                       $   4,944    $   3,176
 Adjustments to reconcile income from continuing operations
  to net cash provided by operating activities:
    Depreciation, depletion and amortization                                 9,089        8,151
    Accretion                                                                  195          162
    Loss on disposal of property and equipment                                 375          610
    Amortization of derivatives and other noncash hedging activities          (549)         416
    Exploration expense                                                      2,717        3,241
    Deferred income taxes                                                    2,896        1,813
    Stock-based compensation                                                 1,097           36
    Change in operating assets and liabilities, net of
      effects of acquisition and disposition of businesses:
        Accounts receivable and other operating assets                      (4,486)      (5,506)
        Inventories                                                             79         (102)
        Accounts payable and accrued expenses                                2,237       (2,371)
                                                                         ---------    ---------
         NET CASH PROVIDED BY CONTINUING OPERATIONS                         18,594        9,626

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of businesses, net of cash acquired                                --       (4,628)
 Disposition of businesses, net of cash                                         --          100
 Proceeds from property and equipment disposals                                247          118
 Exploration expense                                                        (2,717)      (3,241)
 Additions to property and equipment                                       (11,228)      (6,556)
 Decrease (increase) in other assets                                         1,218          (83)
                                                                         ---------    ---------
        NET CASH USED IN INVESTING ACTIVITIES                              (12,480)     (14,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from revolving line of credit                                    140,679      105,198
 Repayment of long-term debt and other obligations                        (164,335)     (88,158)
 Debt issue costs                                                              131           --
 Proceeds from stock options exercised                                         111           61
 Repurchase of stock options                                                  (283)         (48)
 Purchase of treasury stock                                                    (29)         (25)
                                                                         ---------    ---------
        NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                (23,726)      17,028
                                                                         ---------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS
 FROM CONTINUING OPERATIONS                                                (17,612)      12,364
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
 FROM DISCONTINUED OPERATIONS                                               61,800      (12,304)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             1,428        1,715
                                                                         ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  45,616    $   1,775
                                                                         =========    =========